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Exhibit 10.12

OFFICER CERTIFICATE*

Date: August 11, 2011	Seller Name: Home Loan Center, Inc.

I, Rian Furey, hereby certify that I am a duly elected Senior Vice President of Seller and do further certify that the following are accurate, true and correct and may be relied upon by Bank of America, N.A. (the "Buyer"):

1.
Representations and Warranties: The representations and warranties made by Seller under the Principal Agreements (as defined in Master Repurchase Agreement between Buyer and Seller) are accurate and true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, including, without limitation, the following:

(a)
Financial Condition. All financial statements of Seller and each Guarantor delivered to Buyer fairly and accurately present the financial condition of the parties for whom such statements are submitted. The financial statements of Seller have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Seller. Since the close of the period covered by the latest financial statement delivered to Buyer with respect to Seller and as the date hereof, there has been no material adverse change in the assets, liabilities or financial condition of Seller nor is Seller aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Seller, is threatened, that (i) might render Seller unable to perform its obligations under the Principal Agreements and all other documents contemplated thereby; (ii) would constitute a Potential Default or Event of Default; or (iii) might adversely affect the financial condition of Seller or the validity, priority or enforceability of the Principal Agreements or any other documents contemplated thereby.

(b)
Solvency. Seller is solvent and will not take any action that constitutes an act, or would give rise to an event, of insolvency after giving effect to the transactions contemplated by the Principal Agreements, and Seller, after giving effect to the transactions contemplated by the Principal Agreements, will have an adequate amount of capital to conduct its business in the foreseeable future.

2.
Compliance with Principal Agreements: Seller is in full compliance with all of the terms and provisions set forth in the Principal Agreements on its part to be performed and observed, and no Event of Default or Potential Default has occurred and is continuing.

3.
No Change in Executive Management: No material change in the Executive Management, business, assets or financial or other condition of Seller and its consolidated Subsidiaries taken as a whole has occurred.

4.
No Material Changes in Policies and Procedures: No material changes have occurred in the policies and procedures, whether written or verbal, used by Seller to conduct its business and its operation, including, without limitation, no material changes in the following areas: (i) underwriting; (ii) secondary marketing (including hedge strategy); (iii) appraiser approval and control; (iv) closing protection and (v) broker approval and control.

5.
No Changes in Structure of Seller: No changes have occurred in the legal structure and/or organization of Seller nor has Seller merged with or otherwise acquired the assets of any other entity.

6.
Compliance with Other Agreements: Seller is in full compliance with all of the terms and provisions set forth in any agreements between Seller, Buyer's parent and/or Buyer's affiliates on its part to be performed and observed, and no Event of Default or Potential Default has occurred and is continuing.

7.
Escrow and Mortgage Insurance Proceeds: Seller has segregated all escrow and mortgage insurance proceeds into an individual custodial account and is in compliance with all applicable laws, FNMA, FHLMC, and GNMA guidelines related thereto.

8.
Capitalized Terms: All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in that certain Master Repurchase Agreement by and between Buyer and Seller.

9.
Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, the undersigned has hereunto signed his/her name as of the date first written above.

Signature:
Printed Name:	Rian Furey

*TO THE EXTENT SELLER IS UNABLE TO MAKE THE CERTIFICATIONS REQUIRED HEREIN,
PLEASE ATTACH A SEPARATE SHEET DETAILING THE REASONS

August 11, 2011

Home Loan Center, Inc.
163 Technology Drive
Irvine, CA 92618
Attn: Rian Furey, Senior Vice President

Re:
Master Repurchase Agreement

Dear Ladies and Gentlemen:

        Reference is hereby made to that Master Repurchase Agreement by and between Bank of America, N.A. ("Buyer") and Home Loan Center, Inc. (the "Seller") dated May 1, 2009 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

        Buyer and Seller mutually agree to extend the term of the Agreement from that stated as the Expiration Date in the Transactions Terms Letter to the earlier of (i) the Closing Date, as defined in Section 4.1 of that certain Asset Purchase Agreement by and among Tree.com, Inc, Home Loan Center, Inc., LendingTree, LLC and HLC Escrow, Inc. and Discover Bank, dated May 12, 2011, or (ii) October 1, 2011 (the "Extension"), at which time the Agreement will expire. Following the expiration date of such Extension, all indebtedness due Buyer under the Principal Agreements shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, all of which are hereby expressly waived by Seller.

        Nothing herein shall affect, nor be construed or interpreted to affect, the rights and remedies of Buyer under the Agreement and all terms and conditions of the Agreement shall be deemed to have been in full force and effect as of the date of the Agreement and prior to the Extension and shall remain in full force and effect during the Extension. This letter agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

        Please acknowledge your agreement to the terms and conditions of this letter by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:
Bank of America, N.A.	Home Loan Center, Inc.
As Buyer	As Seller
By:	By:
Name:	Name:
Title:	Title:

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TO THE EXTENT SELLER IS UNABLE TO MAKE THE CERTIFICATIONS REQUIRED HEREIN, PLEASE ATTACH A SEPARATE SHEET DETAILING THE REASONS